                               EXHIBIT 11
             STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE

                                Three Months Ended       Nine Months Ended
                            --------------------------------------------------
                                     June  30,                June  30,
                            --------------------------------------------------
                               1995             1994    1995            1994
------------------------------------------------------------------------------
Primary Earnings Per Share:

Average shares outstanding     3,008,965   3,008,350    3,008,555   3,008,350
                             ----------- -----------  ----------- -----------
Average options outstanding      166,000     164,000      159,498     162,315
Average exercise price       $      7.87 $      7.43  $      7.57 $      7.36
                             ----------- -----------  ----------- -----------
Proceeds from the assumed
  exercise of options
  outstanding                $ 1,306,420 $ 1,218,520  $ 1,207,400 $ 1,194,638
Average market price per
  share                            15.92       14.03        14.18       14.70
                             ----------- -----------  ----------- -----------
Assumed shares repurchased        82,062      86,851       85,148      81,268
                             ----------- -----------  ----------- -----------
Common stock equivalents of
  options outstanding             83,938      77,149       74,350      81,047
                             ----------- -----------  ----------- -----------
Weighted average shares
  outstanding (including
  common stock equivalents)    3,092,903   3,085,499    3,082,905   3,089,397
                             =========== ===========  =========== ===========

Net income                   $ 2,086,648 $ 1,623,175  $ 5,878,564 $ 4,380,649
Preferred stock dividend         278,613     222,813      797,402     668,438
                             ----------- -----------  ----------- -----------
Net income applicable to
  common stockholders        $ 1,808,035 $ 1,400,362  $ 5,081,162 $ 3,712,211
                             =========== ===========  =========== ===========

Earnings per common share    $       .58 $       .45  $      1.64 $      1.20
                             =========== ===========  =========== ===========

FULLY DILUTED EARNINGS PER SHARE:

Average shares outstanding     3,008,965   3,008,350    3,008,555   3,008,350
                             ----------- -----------  ----------- -----------
Average options outstanding      166,000     164,000      159,498     162,315
Average exercise price       $      7.87 $      7.43  $      7.57 $      7.36
                             ----------- -----------  ----------- -----------
Proceeds from the assumed
  exercise of options
  outstanding                $ 1,306,420 $ 1,218,520  $ 1,207,400 $ 1,194,638
Average market price per
  share                            16.50       14.03        16.50       14.70
                             ----------- -----------  ----------- -----------
Assumed shares repurchased        79,177      86,851       73,176      81,268
                             ----------- -----------  ----------- -----------
Common stock equivalents of
  options outstanding             86,823      77,149       86,322      81,047
Assumed conversion of
  outstanding convertible
  debentures (1)                  40,661      40,661       40,661      40,661
Assumed conversion of
  outstanding preferred
  stock (2)                    1,097,142     920,000    1,055,614     920,000
                             ----------- -----------  ----------- -----------
Weighted average shares
  outstanding (including
  common stock equivalents)    4,233,591   4,046,160    4,191,152   4,050,058
                             =========== ===========  =========== ===========

                                  EXHIBIT 11
            STATEMENTS OF COMPUTATION OF EARNINGS PER SHARE, CONTINUED

                                THREE MONTHS ENDED       NINE MONTHS ENDED
                            ---------------------------------------------------
                                      JUNE 30,                JUNE 30,
                            ---------------------------------------------------
                               1995              1994  1995              1994
-------------------------------------------------------------------------------
Net income                     $2,086,648  $1,623,175  $5,878,564  $4,380,649

Interest expenses associated
  with the convertible
  debentures (3)                   13,839      13,814      41,517      41,443
Income taxes (4)                    4,705       4,697      14,116      14,091
                               ----------  ----------  ----------  ----------

Net income adjusted            $2,095,782  $1,632,292  $5,905,965  $4,408,001
                               ==========  ==========  ==========  ==========

Earnings per common share      $      .50  $      .40  $     1.41  $     1.09
                               ==========  ==========  ==========  ==========

(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures
       outstanding                664,000     664,000     664,000     664,000
     Conversion price          $    16.33  $    16.33  $    16.33  $    16.33
                               ----------  ----------  ----------  ----------
     Potentially dilutive
       shares                      40,661      40,661      40,661      40,661
                               ==========  ==========  ==========  ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series A Preferred
       stock outstanding       11,500,000  11,500,000  11,500,000  11,500,000
     Conversion price          $    12.50  $    12.50  $    12.50  $    12.50
                               ----------  ----------  ----------  ----------
     Potentially dilutive
       shares                     920,000     920,000     920,000     920,000
                               ==========  ==========  ==========  ==========

     Average Series B Preferred
       stock outstanding        3,719,975           -   2,847,894           -
     Conversion price          $    21.00           -  $    21.00           -
                               ----------  ----------  ----------  ----------
     Potentially dilutive
       shares                     177,142           -     135,614           -
                               ==========  ==========  ==========  ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4)  Income taxes have been computed at the Company's marginal tax rate of 34%.


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